EXHIBIT 10.28

                        CONFIDENTIAL TREATMENT REQUESTED
(*) Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Commission.

                       MANUFACTURING AND SUPPLY AGREEMENT

THIS AGREEMENT, made effective as of October 24, 1996 (the "Effective Date"), is entered into by and between Neurex Corporation, a Delaware corporation
("Neurex") and Mallinckrodt Chemical, Inc., a Delaware corporation ("Mallinckrodt").

                                     RECITAL

WHEREAS, Neurex has developed a proprietary Product called SNX- 111 for analgesia indications and desires Mallinckrodt to manufacture SNX-111 for Neurex;

WHEREAS, Mallinckrodt has developed proprietary manufacturing processes for manufacturing peptide products such as SNX-111 and desires to manufacture SNX-111 for Neurex;

WHEREAS, SNX- 111 is still in the development process but Neurex wants to enter into a supply contract before it knows the amounts or delivery times of Products but wants to assure a source of supply of SNX-111;

WHEREAS, Mallinckrodt has limited capacity to manufacture SNX-111 within given time limits but desires to develop the means to provide continuity of supply to Neurex within its limited manufacturing capacity.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the parties agree as follows:

1.       Definitions. As used in this Agreement:

         1.1 "Affiliate" shall mean any corporation or other business entity controlling, controlled by or under common control with such party. For purposes of this Section 1.1, "control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.


          1.2 "Batch" shall mean the amount of the Product coming out of a single synthesis.

         1.3 "Product" shall mean the bulk form of SNX-111, as more fully described in Schedule A which is attached hereto and made a part hereof.




                  1.4 "Mallinckrodt Proprietary Technology" shall mean the proprietary process information relating to the manufacture of the Product which is considered to be a trade secret of Mallinckrodt.

                  1.5"Calendar Half-Year" shall mean each of the six (6) month periods, during the term hereof, beginning with April 1 st and October 1 st.

                  1.6 "Neurex Patent Rights" or "NPR" shall mean any claim of any unexpired patent owned by or licensed to Neurex or an Affiliate thereof, that has not been declared invalid or unenforceable in an unappealed or unappealable decision of a court of competent jurisdiction.

                   1.7 "Term" shall mean the duration of this Agreement as determined in accordance with the terms hereof.

                  1.8 "Yield" shall mean the weight of the net Product obtained divided by the weight of the starting peptide resin to obtain that Product.

                  2.       Manufacture and Supply of Product.

                   2.1 (a) Subject to the provisions of this Agreement, Mallinckrodt shall manufacture and Neurex shall purchase from Mallinckrodt at least fifty percent (50%) of Neurex's requirements of the Product for the United States market for Neurex's Analgesia indication.

                       (b) Neurex may order amounts of SNX-111 for other research and development purposes other than the analgesia indication. On each firm order placed by Neurex pursuant to ss.5.2 hereof, Neurex shall indicate which amounts ordered are for analgesia and which amounts ordered are for research and development of other possible indications. Section 6 and 11 shall not apply to any non-analgesia research and development materials. In no event will Neurex order any SNX-111 for commercial production except for Product for analgesia indications. In no event will the amounts ordered exceed the amounts listed in Exhibit D.

                  2.2 Subject to the provisions of this Agreement, Neurex agrees to purchase Mallinckrodt's current inventory of 45 grams of Product at the price outlined in Schedule B.

3. Manufacturing Fees.

                  3.1 Neurex shall pay Mallinckrodt for the manufacture of the Product in accordance with the Payment/Yield Schedule attached hereto as Schedule B and made a part hereof.

                  3.2 Upon shipment of the Product to Neurex, Mallinckrodt shall submit its invoice for its fees for manufacturing the Product shipped according to the applicable Yields for that particular Batch and provide Neurex with each Batch documentation supporting the Yield claimed. Neurex shall pay the full amount of each invoice within forty five (45) days after receipt of invoice.

                  3.3 In the event that Yield rates for three (3) consecutive batches are consistently greater than [*], Mallinckrodt acknowledges and agrees to negotiate in good faith a new manufacturing fee schedule consistent with the ratios for price set forth in Schedule B.

         4.         Specifications.

                  4.1 Each Batch manufactured and supplied by Mallinckrodt to Neurex hereunder shall conform to the specifications therefor as set forth in Schedule A hereto, as the same may be amended from time to time by written agreement of the parties hereto ("the Specifications"). The Specifications shall be adjusted to meet any new requirements of any changes to applicable law or regulation. Any resulting change in the manufacturing fee will be reflected in accordance with Mallinckrodt's standard cost accounting system.

                  4.2 Each Batch shall be analyzed in accordance with the methods of analysis specified in Schedule C attached hereto and made a part hereof, as the same may be amended from time to time by written agreement of the parties hereto. Mallinckrodt shall send to Neurex with each Batch a Certificate of Analysis specifying, inter alia, the results of each of the determinations required to show conformance of such Batch with the Specifications therefor. The figures set forth in such Certificate of Analysis shall be accepted as accurate for the purposes of this Agreement unless Neurex within forty five (45) days after the receipt of such Batch not)fies Mallinckrodt in writing that it has analyzed such Batch in accordance with the methods of analysis specified in Schedule C and has determined that all or any portion of such Batch does not conform to the Specifications therefor. If Neurex fails to notify Mallinckrodt within such forty five (45) days then said Batches shall be deemed to be accepted ("Accepted Product"). Those Batches that fail to meet the Specifications as agreed upon by Neurex and Mallinckrodt shall be returned by Neurex to Mallinckrodt, at Mallinckrodt's expense, and Mallinckrodt shall, as soon as reasonably practical, but not more than three (3) months from receipt of the written notice described above, replace such Batch with a new Batch that meets the Specifications. Said replacement of Product by Mallinckrodt shall be Neurex's sole remedy for the failure of any Product hereunder to meet the Specifications.

                  4.3  If  there  is a  difference  of  opinion  concerning  the conformance of the Batch with the Specifications therefor, Neurex and Mallinckrodt agree to consult with each other in order to explain and resolve the discrepancy between each other's determinations. If such consultation does not resolve the discrepancy, Neurex shall furnish representative samples for analysis by a mutually agreed upon independent laboratory, using methods of analysis set forth in Schedule C, and the reasonably resulting determinations shall be binding on Neurex and Mallinckrodt for the purposes hereof. Each party shall have the right to have representatives thereof present, at their own expense, during such independent analysis. If the Product is found to meet the requirements of the Specifications in all material respects, Neurex shall pay the costs of such tests and shall be deemed to have accepted the affected Batch as Accepted Product. If the Product is not found to meet the requirements of the Specifications in all material respects, Mallinckrodt shall pay the costs of such tests and shall promptly credit Neurex's account for the manufacturing fee paid pursuant to Section 3 related to that Batch.

        5.     Forecasts and Orders.

                  5.1 Neurex will keep Mallinckrodt reasonably informed of the regulatory development of SNX-111 including the status of clinical trials and filing of the NDA with the FDA so that Mallinckrodt may anticipate when to prepare for commercial production of an FDA approved SNX- 111. Mallinckrodt shall keep all such information confidential.

                  At the beginning of the Calendar Half-Year starting on April 1, 1997, and at the beginning of each Calendar Half-Year thereafter during the term of this Agreement, Neurex will provide Mallinckrodt with a written twelve
(12) month rolling forecast of the quantities of Product that Neurex expects to purchase during each of the next twelve (12) months. The first six (6) months of each forecast shall constitute firm orders deliverable as provided in Section 5.2, except for the period October 1, 1998 to December 31, 1998 for which the order period will be three (3) months. The balance of each twelve month forecast given by Neurex pursuant to this Section 5.1 is not a firm commitment on the part of Neurex to order the quantities of the Product set forth therein, but are given so that Mallinckrodt will have aufficient information upon which to schedule its manufacturing operations so as to be able to meet Neurex's firm orders for the Product that may be placed pursuant to Section 5.2.

                  5.2 At the beginning of each Calendar Half-Year, Neurex shall submit the six (6) month firm orders in writing for the quantity of the Product desired by Neurex at least six (6) months prior to the delivery date, except for the period October 1, 1998 to December 31, 1998 for which the order period will be three (3) months, and Mallinckrodt shall supply such quantities of the Product in accordance with Schedule D attached hereto and made a part hereof.

                  5.3 Mallinckrodt shall ship the Product in a container closure system described in Schedule E attached hereto and made a part hereof at Neurex's expense in accordance with Neurex's instructions, FOB Mallinckrodt's plant. For purposes of this Agreement, delivery of Product by Mallinckrodt to Neurex shall be deemed to have taken place upon acceptance of delivery by a Neurex-designated carrier at Mallinckrodt's plant.

                   5.4 Title to all finished Product shall pass to Neurex on delivery.

                  5.5 Manufacturing Contingencies. Mallinckrodt may, at its discretion, manufacture Product in anticipation of Neurex's orders. In such case, Neurex agrees that before or upon termination of this Agreement, it will purchase Mallinckrodt's inventory of Product up to a maximum of 150 grams.

        6.   Failure to Deliver.
                   6.1 If at any time during the Term of this Agreement Mallinckrodt fails to deliver:
                            (a) the six (6)  month  firm  order on the  delivery
date and up to thirty (30) days after the delivery date, Mallinckrodt shall pay Neurex a late delivery fee equal [*] of the purchase price per day of each gram of Product that Mallinckrodt has failed to deliver after the delivery date to Neurex within such time frame, up to a maximum of [*] per gram of the Product;

                            (b) the six (6)  month  firm  order on the  delivery
date by more than thirty (30) days, then in addition to the late delivery fee provided in 66.1(a) above, Neurex may in its discretion manufacture or have manufactured the amount of Product covered by the next following six (6) month firm order, and Neurex shall no longer be required to purchase at least 50% of its Product from Mallinckrodt;

                            (c) the six (6)  month  firm  order on the  delivery
date by more than one hundred eighty (180) days or if Mallinckrodt not)fies Neurex in writing that it is unable or unwilling to provide Product meeting the Specifications on a consistent ongoing basis and is willing to license its technology, or has filed against it a petition in bankruptcy which is not dismissed within ninety (90) days notice to Mallinckrodt, then subject to the provisions of Section 14 the parties shall negotiate in good faith in order to reach agreement on a nonexclusive license to Neurex or Neurex's designee which is acceptable to Mallinckrodt but in no event to a competitor of Mallinckrodt's peptide business of Mallinckrodt's technology and know-how involved in the manufacture of the Product. The license will provide, among other things, that Mallinckrodt shall provide reasonable technical assistance necessary to start the manufacture by or for Neurex of the Product with no delay if so requested by Neurex. The license shall also provide without limitation for the payment of a reasonable royalty to Mallinckrodt based on the full value of the technology and know-how. The license will be limited solely to the Product for Analgesic indications and not for any other peptides or other use. In no event shall the failure of the parties to reach a mutually satisfactory license agreement nor any specific terms of such license agreement be subject to arbitration notwithstanding Article 16.2. Neurex shall reimburse Mallinckrodt for the actual cost to Mallinckrodt of any technical assistance provided pursuant to this Agreement and/or the license.

            7.  Records and Audits.

                  7.1 During the term of this Agreement and for three (3) years after the expiration date of any particular Product Batches manufactured by Mallinckrodt, or such time as may be required by applicable regulations, whichever is greater, Mallinckrodt shall maintain records and samples relating to such Batch(es) aufficient to substantiate and verify its duties and obligations hereunder, including but not limited to, records of orders received, Product manufactured, work in progress, Product analysis and quality control tests and the like.

                  7.2 Mallinckrodt shall allow Neurex employees or representatives of an independent third party auditor selected by Neurex and agreed upon by Mallinckrodt upon reasonable notice and at reasonable intervals during normal business hours, to enter Mallinckrodt's facilities for the purpose of verifying applicable Product Yield rates and compliance with applicable cGMP regulations. It shall be a pre-condition of any such audit that the auditor execute a confidentiality and non-use agreement similar to that in Section 14 below. In no event shall Mallinckrodt be obligated to disclose its Mallinckrodt proprietary technology.

             8.    Warranties and Indemnification.

                  8.1 Mallinckrodt represents and warrants that it is not aware that the making of the Product using or incorporating the Mallinckrodt Proprietary Technology infringes any third party United States patent rights. Neurex represents and warrants that it is not aware that the making of SNX- 1 1 1 infringes any third party patent rights.

                  8.2 Mallinckrodt and Neurex each represent and warrant to the other that:

                            (a)  It is a duly  organized  and  validly  existing
corporation in good standing under the laws of its jurisdiction of incorporation and has taken all required corporate or other necessary action to authorize the execution, delivery and performance of its obligations under this Agreement;

                            (b) This  Agreement  is a valid,  binding  and legal
agreement by it, enforceable against it in accordance with the terms and conditions of this Agreement, and it has the full right, power and authority to enter into this Agreement and perform all of its obligations hereunder; and

                            (c) The execution,  delivery and  performance of its
obligations under this Agreement will not result in any breach or violation of its incorporation documents or bylaws or of any other agreement to which it is a party, nor result in any violation of any law, rule, regulation, statute or decree by which it or any of its assets are or may be subject.

                  8.3 Mallinckrodt warrants (a) that all Product manufactured, stored, and shipped by it shall on the date of delivery meet the Specifications attached hereto; (b) that all Product shall be manufactured in the United States and shall be manufactured in accordance with current Good Manufacturing Practices and, in all material respects, with all other applicable regulations of the FDA and other appropriate agencies of the United States, state and local governments; and (c) that it will make a reasonable good faith effort to improve the Yield rates of the Product.

                   8.4 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT MALLINCKRODT MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  8.5 Neurex shall defend, indemnify, and hold harmless Mallinckrodt, its officers, agents, employees, and Affiliates from any loss, claim, action, damage, expense, or liability (including defense costs and attorneys' fees) ("Claim") including but not limited to the costs of environmental sampling, clean-up, and remediation, arising out of or related to the breach or alleged breach of any representation, warranty, or guarantee made by Neurex herein or the handling, possession, or use of the Product following acceptance of delivery by a common carrier pursuant to Section 5.5 except to the extent such claim is due to the negligence or misconduct of Mallinckrodt, its officers, agents or employees.

                         It is  specifically  understood and agreed that the use
of Accepted Product is within the sole control of Neurex and that Neurex will be exercising sole discretion and control over the conditions of any such use including without limitation any commercial applications of the Product or use in clinical trials. It is further understood and agreed that Neurex is in a unique and superior position to evaluate the suitability of the Product in and for any such use and the potential hazards associated therewith. Therefore, Mallinckrodt shall not be liable for and Neurex assumes all responsibility for and shall defend, indemnify and hold Mallinckrodt harmless against any and all loss, cost, damage, expense (including reasonable attorneys' fees) arising out of or related to any claim for personal injury (including death) and/or damage to property arising out of the possession, transportation, use, sale, testing, or disposal of any Accepted Product.

                  8.6 In no event, regardless of the form of action shall Mallinckrodt be liable for any special, indirect, incidental, consequential or punitive damages of any nature whatsoever including without limitation loss of profits or business interruption .

                  8.7 Mallinckrodt shall promptly notify Neurex of the existence of any third party claim, demand or other action giving rise to a claim for indemnification under this Agreement, and shall give Neurex a reasonable opportunity to defend the same at its own expense and with its own counsel, provided that Mallinckrodt shall at all times have the right to participate in such defense at its own expense. If, within a reasonable time after receipt of notice of a third party claim Neurex shall fail to undertake to so defend, Mallinckrodt shall have the right, but not the obligation, to defend and to compromise or settle (exercising reasonable business judgment) the third party claim for the account and at the risk and expense of Neurex. Each party shall make available to the other such information and assistance as the other shall reasonably request in connection with the defense of a third party claim.

                  8.8 Each party shall maintain policies of comprehensive general liability insurance, including product liability insurance, during the term of this Agreement, having appropriate levels of coverage. At the written request of a party, the other party shall provide to the requesting party certificates or other evidence of such insurance. Mallinckrodt may satisfy this requirement through their current program of self-insurance.

                9. Term.

                   9.1  Subject  to  earlier  termination  as  provided  in this
Section 9, this Agreement shall become effective as of the Effective Date hereof and continue until December 31, 1999. The parties shall negotiate in good faith for a new Agreement one-hundred-eighty (180) days prior to that time, but if no such Agreement is reached, the present Agreement shall continue in effect up to an additional two (2) year period at Neurex's discretion provided that during such two (2) year period Mallinckrodt shall be able to raise the price of production in accordance with cost increases for Product since the commencement of this Agreement according to Mallinckrodt's standard cost system.

                  9.2 Except with regard to Section 6 - Failure to Deliver, this Agreement shall be terminable at the option of either party upon notice to the other party, if such other party shall be in material breach or default with respect to any term or provision hereof and fails to cure the same within thirty
(30) days after written notice of said breach or default, or is adjudged bankrupt, or has filed against it a petition under any bankruptcy, which petition is not withdrawn or dismissed within ninety (90) days. Such termination may be made effective the date notice of termination is given or, in the case of a default, at the end of the thirty (30)-day notice period.

                  9.3 Termination or expiration of this Agreement shall not relieve the parties from any amounts owing between them, and shall not terminate any rights or obligations arising prior to or upon termination or expiration of this Agreement (as the case may be).

                  9.4 In the event of breach or threat of breach by Mallinckrodt or Neurex of any provisions of this Agreement, the parties agree that the remedy of the non-breaching party at law will be inadequate and such party shall be entitled to appropriate injunctive and other relief (e.g., specific performance and set off) in addition to its remedies at law.

             1 0.  Regulatory.

                  10.1 Neurex shall have the sole right to decide whether to initiate, conduct, file and prosecute, at its expense, any clinical trials, new drug applications or other relevant regulatory filings with the U.S. FDA or similar agencies worldwide in connection with the Product. Neurex may designate a third party to carry out these functions. Mallinckrodt will cooperate with Neurex in the prosecution of any applications filed by Neurex, its affiliates or licensees, worldwide in regard to the Product.

                  10.2 Neurex shall be responsible for compliance of the Product with FDA standards. Mallinckrodt shall be responsible for compliance with FDA of the manufacturing and container closure system in accordance with Schedule E. Each party will provide reasonable assistance to the other, at no charge, if necessary to respond to United States FDA or other United States or worldwide regulatory agency's audits, inspections, inquiries or requests concerning the Product. If Neurex desires Mallinckrodt to manufacture Product to meet third country requirements, the parties will negotiate in good faith any changes required to this Agreement to provide for manufacturing to such third country requirements.

                  10.3 If the Product must be recalled solely for failure to meet the Specifications at the time of delivery to Neurex or the failure to meet applicable FDA cGMP manufacturing regulations for Bulk Drug Substances, Mallinckrodt will reimburse Neurex for any direct costs reasonably expended by Neurex to effect the recall and Mallinckrodt shall replace such recalled Product as rapidly as commercially possible given Mallinckrodt's other existing peptide manufacturing commitments.


             11.   Joint Venture; Licensing.
                  11.1 Notwithstanding the nature of the parties relationship as set forth in Section 13, the parties acknowledge and agree that if at any time during the term of this Agreement, the annual quantity of the Product for Neurex's Analgesia indication for the U.S. market purchased by Neurex exceeds two (2) kilograms, then Mallinckrodt shall consider in good faith negotiations the formation of a joint venture with Neurex or its designee acceptable to Mallinckrodt for the purpose of manufacturing Product. Any such joint venture will contain among other terms, a provision allowing Mallinckrodt to demand the dissolution of said joint venture upon sixty (60) days written notice in the event that the annual quantity of Product for Neurex's Analgesia indication for the U.S. market purchased by Neurex falls below 2kgs in any year. In the event of such dissolution, Mallinckrodt shall receive sole right, title and interest in and to any Mallinckrodt proprietary information contributed by Mallinckrodt to the joint venture. In no event shall the failure of the parties to reach a mutually satisfactory joint venture agreement nor any specific terms of such joint venture agreement be subject to arbitration notwithstanding Article 16.2.

             1 2. Debarment.
                  12.1 Mallinckrodt hereby certifies that it has not been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. ss.306(a) and (b). In the event that Mallinckrodt:

                           (a) becomes debarred; or

                           (b)  receives  notice of action or threat of action
with respect to its debarment during the term of this Agreement, Mallinckrodt agrees to notify Neurex immediately. In the event that Mallinckrodt becomes debarred as set forth above, this Agreement shall automatically terminate upon receipt of such notice without any further action or notice.

                  12.2 Mallinckrodt hereby certifies that it has not and will not use in any capacity the services of any individual, corporation, partnership or association which has been debarred under 21 U.S.C. ss.306(a) and (b). In the event that Mallinckrodt becomes aware of the debarment of any individual, corporation, partnership or association providing services to Mallinckrodt, which directly or indirectly relate to Mallinckrodt's activities under this Agreement, Mallinckrodt shall notify Neurex immediately and Neurex shall have the right to terminate this Agreement if such event shall substantially adversely effect Neurex's or the Product's regulatory status or Mallinckrodt cannot replace such debarred entity within sixty (60) days of such not)fication.

          13. Independent Contractor. Both parties shall act solely as independent contractors, and nothing in this Agreement shall be construed to give either party the power or authority to act for, bind or commit the other party. Each party shall indemnify the other and hold it harmless against any claim based on a representation of authority in excess of that provided herein.

         14.   Confidentiality.
                14.1 Both Mallinckrodt and Neurex recognize that information and materials disclosed by the parties to the other hereunder, and generated by the parties pursuant to work conducted under this Agreement, are of proprietary value to them and are to be considered highly confidential ("Confidential Information"). Each party agrees not to disclose the Confidential Information of the other to third parties (except its employees who reasonably require the same for the purposes hereof and who are bound to it by a like obligation as to confidentiality) without the express written permission of the other party, and not to use the Confidential Information, except in connection with work conducted pursuant to this Agreement, except that neither party shall be prevented from disclosing or using that portion of Confidential Information received from the other which (a) can be demonstrated by written records to be known to the recipient at the time of receipt; or (b) was subsequently otherwise legally acquired by such party from a third party having an independent right to disclose the information; or (c) which is now or later becomes publicly known without breach of this Agreement by either party. The furnishing of information by a disclosing party shall not constitute any grant, option or license to the receiving party under any patents or other rights now or hereafter held by the disclosing party, except as expressly provided for herein. Each party's obligation of secrecy shall be in force during the term hereof and any extension hereof and shall extend for a period of ten (10) years from the expiration or early termination of this Agreement.

                14.2 Anything to the contrary in Section 14.1 notwithstanding, Mallinckrodt or Neurex shall be permitted to disclose Confidential Information received hereunder (pursuant to obligations of confidentiality comparable to those contained herein) to regulatory agencies in support of applications to market the Product to clinicians as are required by law in connection with the filing of such applications, in which case Neurex shall first obtain the written approval of Mallinckrodt which shall not be unreasonably withheld.

             15.   Force Majeure.
                  15.1 Neither party hereto shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in any such party's performance hereunder if such default or delay is caused by events beyond such party's reasonable control including, but not limited to, acts of God, regulation or law or other action of any government or agency thereof, war or insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or storm, labor disturbances, epidemic, or failure of suppliers, public utilities or common carriers.

                  15.2 Each party shall promptly notify the other party upon becoming aware of any event of force majeure under Section 15.1.

                  15.3 Each party agrees to endeavor to resume its performance hereunder as soon as practicable if such performance is delayed or interrupted by reason of force majeure.

             16.  Governing Law and Arbitration.
                  16.1 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois (regardless of its, or any other jurisdiction's, choice of law principles).

                  16.2 Any dispute, controversy or claim arising out of or related to this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in Chicago, Illinois in accordance with the then-existing rules (the "Rules") of the American Arbitration Association ("AAA"). Any award or decision by the arbitrators shall be final and binding upon the parties, and judgment thereon may be entered in any court having jurisdiction thereof. Any award or decision shall be rendered by a majority of the members of the Board of Arbitration consisting of three (3) members, one (1) of whom shall be appointed by each party and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of the two (2) party appointed arbitrators. In the event of failure of the two (2) arbitrators to agree within sixty (60) days after the commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. An arbitration proceeding shall be deemed to commence upon request or demand for arbitration filed with the AAA. The arbitrators shall apply the law as set forth in Section 16.1 above.

              17.  Captions.   The  captions  and  paragraph  headings  of  this
Agreement are solely for the convenience of reference and shall not affect its interpretation.

             18. Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.





        1 9. Waiver.
                  19.1 No failure or delay on the part of a party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder.

                  19.2 The parties agree that all Product supplied hereunder shall be subject to and governed by the terms and provisions set forth herein, and none of the terms and conditions contained in any purchase or order form, invoice, or similar document shall have any effect upon or change the provisions of this Agreement unless signed and delivered on behalf of both parties hereto and clearly indicating that the parties intended to vary the terms hereof.

                  19.3 Any waiver on the part of either party hereto of any right or interest hereunder shall be effective only if made in writing and shall not (unless expressly so stated) constitute or imply a waiver of any other right or interest, or a subsequent waiver.

             20.  Survival.
             20.1 The provisions of Articles 7, 8, 9.3, 12, 14 and 16 shall survive the termination or expiration of this Agreement.

                  20.2 The provisions of this Agreement which do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting, the rights and obligations of the parties hereto with regard to any dispute, controversy or claim that may arise under, out of, in connection with, or relating to this Agreement.

             21.  Assignment and Devolution.
                  21.1 Neurex may, at its sole discretion, assign this Agreement and transfer all or any portion of its rights and obligations hereunder to any Affiliate or licensee. Mallinckrodt may, with the written approval of Neurex, which shall not be unreasonably withheld, assign this Agreement and transfer all or any portion of its rights and obligations hereunder except that such approval shall not be required in the event of assignment by Mallinckrodt to an Affiliate. In any such assignment or transfer, Neurex and Mallinckrodt shall respectively guarantee each and every obligation of its Affiliate hereunder, or alternatively demonstrate to the other that the affiliate has greater financial security than the assigning entity. Except as permitted under this Section 21.1, this Agreement shall not be assignable by either party without the written consent of the other party.

                  21.2 This Agreement shall extend to and be binding upon the successors, legal representatives and permitted assigns of the parties; provided, however, that if Mallinckrodt is acquired by a third party, by stock purchase, asset purchase, merger or otherwise, or if that portion of Mallinckrodt's business relating to the subject matter of this Agreement is purchased by a third party, Mallinckrodt shall give written notice to Neurex within five (5) business days of any such acquisition, and Neurex shall have the option, by written notice thereof within thirty (30) days of such notice of acquisition, to (a) terminate this Agreement, termination to be effective on the date of acquisition unless otherwise agreed by the parties, or (b) continue under this Agreement with the acquiring party guaranteeing each and every obligation of Mallinckrodt hereunder.

             22.  Notices.
                  22.1 Any notice, payment, report, or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be mailed or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to be given when mailed as evidenced by the postmark at point of mailing. If delivered by hand, any such correspondence shall be deemed to have been given when received by the party to whom such correspondence is given, as evidenced by written and dated receipt by the receiving party.

                   22.2 All correspondence to Mallinckrodt shall be addressed as follows:
                           Mallinckrodt Chemical, Inc.
                           16305 Swingley Ridge Drive
                              Chesterfield MO 63017
            Attention: President, Pharmaceutical Specialties Division

with a copy to:
                                                         :
                           Mallinckrodt Chemical, Inc.
                           16305 Swingley Ridge Drive
                              Chesterfield MO 63017
        Attention: Division Counsel, Pharmaceutical Specialties Division


                   22.3 All correspondence to Neurex shall be addressed as follows:
                               Neurex Corporation
                                3760 Haven Avenue
                              Menlo Park, CA 94025
                              Attention: President

with a copy to:

                               Wise & Shepard 3030
                                Hansen Way Suite
                             100 Palo Alto, CA 94304
                            Attention: Thomas Barton

                  22.4 Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

                  23. Entire Agreement. This Agreement, including the attached Schedules made a part hereof, constitutes the entire agreement between the parties hereto respecting the subject matter hereof, and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. The terms of this Agreement shall not be mod)fied, superseded, amended or supplemented by any invoice or purchase order issued hereunder. No mod)fication, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the parties hereto.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


NEUREX CORPORATION                                  MALLINCKRODT CHEMICAL, INC.


/S/ Paul Goddard                                    /S/ Michael J. Collins
-----------------                                  -----------------------
Paul Goddard                                        Michael Collins







Schedules to the Neurex/Mallinckrodt Manufacturing and Supply Agreement:

Schedule A - Product Specifications
Schedule B - Payment/Yield Terms
Schedule C - Methods of Analysis
Schedule D - Order and Delivery Dates and Maximum Orders
Schedule E - Container Closure System

                                   SCHEDULE A

                           Protoct Speciflcatlons and
                               Methods of Analysis
                                 Neurex SNX.111


TEST                                METHOD                        SPECIFICATION


Confidential treatment has been requested for the entire contents of this schedule, which has been filed separately with the Commission.

                                   SCHEDULE B

                               Pavment/Yield Terms

                         $ Price/Gram Net Peptide/Yield

                                 Yield per Batch


 Quantity
 Ordered    5%     6%        7%         8%         9%            10%

 1-50 gms. [*]    [*]       [*]        [*]        [*]           [*]
 51-149
 150-299
 300-499
 500-999
 1000

* In the event that the yield is less than 5%, the applicable price shall be based on the 5% yield price.

Yield is defined as     weight of net peptide
                           weight of peptide resin

Example:                   100 gms. of SNX-111          = 5%
                         2000 gms. of peptide resin

                                   SCHEDULE C
                 UNCONTROLLED COPY            09/23/96 08:50 AM
                        Specifications and Methods Manual


Confidential treatment has been requested for the entire contents of this schedule which has been filed separately with the Commission.

CONFIDENTIAL

                                                SCHEDULE D
                                ORDER AND DELIVERY DATES AND MAXIMUM ORDERS

Order Date                          Delivery Date                      Maximum Order
----------                          -------------                      -------------
April 1, 1997                       September 30, 1997                          [*]
October 1, 1997                     March 31, 1998                              [*]
April 1, 1998                       September 30, 1998                          [*]
October 1, 1998                     December 31, 1998                  [*]
January 1, 1999                         June 30, 1999                           [*]
July 1, 1999                        December 31, 1999                  [*]
January 1, 2000                     June 30, 2000                               [*]
July 1, 2000                        December 31, 2000                  [*]
January 1, 2001                     June 30, 2001                               [*]
July 1, 2001                        December 31, 2001                  [*]


* All Quantities On A Net Peptide Basis

* * If Agreement is extended 2 years per Section 9.1.


Within three (3) months of Neurex's filing its NDA for Analgesia indications, Neurex and Mallinckrodt will negotiate in good faith a potential revision to this Schedule D.

Q:SAR:JAL:NEUREX07.DOC - 10/1 6/96

SCHEDULE E



   Container     Description

Number

    01731     Vial, Type m, Clear, ldrarn, 13-425
    09610     Closure, Urea, Green, 13-425, Teflon lining
    01650     Bottle, Type III, Clear, French Square, 1/2 oz., 20-405
    09600     Closure, Melamine, Green, 20-400, w/Teflonlining

    01651     Bottle, Type W, Clear, loz., 24-405
   09601      Closure, Melamine, Green, 24-400, w/Teflonlining

    01652     Bottle, Type m, Clear, 2OZ., 43-405
    09602     Closure, Urea, Green, 43-400, w/Teflon lining
                                                                              -
    01654     Bottle, Type m, Clear, 8OZ., 58-405
    09604     Closure, Urea, Green, 58-400, w/Teflon lining
                                                                              -
    01655     Bottle, Type m, Clear, 16 OZ., 63-405
    09605     Closure, Urea, Green, 63-400, w/Teflon lining

  01656       Bottle, Type W, Clear, 32 OZ., 63-405 - uses CN09605 cap
    09605     Closure, Urea, Green, 63-400, w/Teflonlining

  01653       Bottle, Type m, Clear, 4 OZ., 48-405
    09603     Closure, Urea, Green, 48-400, w/Teflonlining